As filed with the Securities and Exchange Commission on September 11, 1996
                                                      Registration No. 333-10521
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                           AMENDMENT NO. 1 TO FORM S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                            ------------------------
                     INTERDIGITAL COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


         Pennsylvania                      3663                   23-1882087
 (State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
       of incorporation         Classification Code Number   Identification No.)
       or organization)

                                781 Third Avenue
                    King of Prussia, Pennsylvania 19406-1409
                                 (610) 878-7800
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                            ------------------------
                           William A. Doyle, President
                     InterDigital Communications Corporation
                                781 Third Avenue
                    King of Prussia, Pennsylvania 19406-1409
                                 (610) 878-7800
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------

                                    Copy to:
                             James D. Epstein, Esq.
                               Brian M. Katz, Esq.
                           Pepper, Hamilton & Scheetz
                              3000 Two Logan Square
                           Philadelphia, PA 19103-2799
                            ------------------------

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this Registration
                          Statement becomes effective.
                            ------------------------

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction, check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), Section 8365 of Title 42 of the Pennsylvania Consolidated Statutes ("Section 8365") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. As permitted under Section 1741-1750 of the BCL and Section 8365, the Company's By-Laws provide that the Company shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Company, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Company's request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

Reference is made to Item 22 of this Registration Statement for additional information regarding indemnification of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         A.       Exhibits.

Exhibit
Number      Exhibit Description
- -------     -------------------


2 Plan of Merger dated August 16, 1996 (included as Annex I to Prospectus) (Previously filed).

5           Opinion of Jane S. Schultz re: legality.

8           Form of Opinion of Pepper, Hamilton & Scheetz  re: tax matters.

23.01       Consents of Arthur Andersen LLP (Included on Pages II-3 and II-4).

23.02       Consent of Pepper, Hamilton & Scheetz.


23.03       Consent of Howard, Lawson & Co.


24          Powers of Attorney (Previously filed).

99.01       Letters to InterDigital Patents Corporation Stockholders.


99.02       Letter of Transmittal.

         B.       Financial Statement Schedules - Not Applicable

ITEM 22.  UNDERTAKINGS.

         A. 1. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  2. The Registrant undertakes that every prospectus (I) that is filed pursuant to paragraph (1) immediately preceding, or (II) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To InterDigital Communications Corporation:


                  As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of our report dated March 26, 1996, included in the InterDigital Communications Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.



                                                /s/ Arthur Andersen LLP
                                                -------------------------------
                                                Arthur Andersen LLP




Philadelphia, Pa.,
September 11, 1996

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To InterDigital Communications Corporation:


         As independent public accountants, we hereby consent to the use of our report, dated August 14, 1996, related to the consolidated financial statements of InterDigital Patents Corporation and Subsidiary as of December 31, 1995 and for the year then ended and all references to our Firm included in or made a part of this Amendment No. 1 to Form S-4 Registration Statement.




                                                 /s/ Arthur Andersen LLP
                                                 ------------------------------
                                                 Arthur Andersen LLP



Philadelphia, Pa.,
September 11, 1996

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on September 11, 1996.


                                       InterDigital Communications Corporation


                                     By:           /s/ William A. Doyle
                                        -------------------------------------
                                       William A. Doyle, President and Director



                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: September 11, 1996                         /s/ William A. Doyle
                                        ----------------------------------------
                                        William A. Doyle, President and Director


Date: September 11, 1996                        /s/ James W. Garrison
                                        ---------------------------------------
                                       James W. Garrison, Vice President, Chief
                                       Financial Officer and Treasurer, the
                                       principal financial officer and principal
                                       accounting officer


Date: September 11, 1996                             Harry Campagna*
                                       ----------------------------------------
                                       Harry Campagna, Director



Date: September 11, 1996                          D. Ridgely Bolgiano*
                                       ----------------------------------------
                                       D. Ridgely Bolgiano, Director


Date: September 11, 1996                          Barney J. Cacioppo*
                                       ----------------------------------------
                                       Barney J. Cacioppo, Director


Date: September 11, 1996                           Harley L. Sims*
                                       ----------------------------------------
                                       Harley L. Sims, Director

- -------------
*The undersigned, William A. Doyle, by signing his name hereto, does hereby execute this Amendment No. 1 to the Registration Statement on his own behalf personally and on behalf of each of the above-named directors of the Registrant pursuant to Powers of Attorney executed by such directors and filed with the Securities and Exchange Commission in the Registration Statement.

         /s/ William A. Doyle
- ----------------------------------------
William A. Doyle, President and Director

                                  EXHIBIT INDEX


Exhibit
Number      Exhibit Description                                               Page Number
- -------     -------------------                                               -----------


2           Plan of Merger dated August 16, 1996 (included as Annex I to
            Prospectus) (Previously filed).

5           Opinion of Jane S. Schultz re: legality.


8           Form of Opinion of Pepper, Hamilton & Scheetz  re: tax matters.


23.01       Consents of Arthur Andersen LLP.

23.02       Consent of Pepper, Hamilton & Scheetz.


23.03       Consent of Howard, Lawson & Co.


24          Powers of Attorney (Included on Page II-5 and II-6) (previously filed).

99.01       Letters to InterDigital Patents Corporation Stockholders.


99.02       Letter of Transmittal.
